UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2014

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 14, 2014, Allison Transmission Holdings, Inc. (the “Company”) and Allison Transmission, Inc. (“ATI”), a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 10 (“Amendment No. 10”) to the Credit Agreement, dated as of August 7, 2007 (the “Credit Agreement”).

Amendment No. 10 refinanced approximately $423.5 million of term loan debt due August 7, 2017. The interest rate margin applicable to such refinanced loans is, at ATI’s option, either (a) 2.75% above the London Interbank Offered Rate or (b) 1.75% above the greater of the prime lending rate provided by the British Banking Association or the federal funds effective rate published by the Federal Reserve Bank of New York.

This summary of Amendment No. 10 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 10 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2014, ATI entered into new employment agreements with Lawrence E. Dewey, Chairman of the Board, President and Chief Executive Officer, and David S. Graziosi, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. The terms of Messrs. Dewey’s and Graziosi’s employment agreements are substantially the same as their prior agreements, except for the material changes described herein.

Mr. Dewey’s Employment Agreement

Under the terms of the employment agreement, Mr. Dewey is entitled to receive an annual base salary of $800,000 and an annual performance-based bonus targeted at 150% of his base salary, with the ability to earn more or less depending on the achievement of certain performance goals for the particular year. In addition, Mr. Dewey is eligible to receive long term compensation in the form of equity awards or cash with a target grant date value of $3 million for annual awards granted in 2014 through 2016, and reimbursement for the cost of additional term life insurance, up to a maximum of $15,000 annually.

As an inducement to enter into the new employment agreement, the employment agreement provides Mr. Dewey with annual retention and incentive awards for 2014, 2015 and 2016 equal to $150,000, $300,000 and $500,000, respectively. Additionally, Mr. Dewey was granted 60,000 shares of restricted stock which vests over three years in equal installments beginning on January 31, 2015.

If Mr. Dewey’s employment is terminated by the Company without cause, he resigns for good reason or the Company does not extend the term of his employment agreement, Mr. Dewey will be entitled to receive a lump sum payment equal to three times his annual base salary and average annual bonus (calculated over the prior three year period), accelerated vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures, a lump sum payment of his unpaid annual retention and incentive awards and continued healthcare coverage for 36 months. If Mr. Dewey’s employment is terminated due to his death or disability, Mr. Dewey will be entitled to receive a lump sum payment equal to two times his annual base salary and average annual bonus, pro-rata vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures and continued healthcare coverage until Mr. Dewey (or his surviving spouse) reaches age 65. If Mr. Dewey retires, he will be entitled to receive pro-rata vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures, and continued healthcare coverage for 24 months. Mr. Dewey’s receipt of any severance payments or benefits under the employment agreement is generally contingent upon his executing a general release of claims against the Company. “Good reason” under Mr. Dewey’s employment agreement now includes a relocation of his principal place of employment more than 30 miles from its original location or a material diminution in Mr. Dewey’s long-term incentive target.

Mr. Dewey’s employment agreement contains a covenant pursuant to which he has agreed not to compete with the Company during the term of his employment and for 24 months following his termination for any reason.

Mr. Graziosi’s Employment Agreement

Under the terms of the employment agreement, Mr. Graziosi is entitled to receive an annual base salary of $575,000 and an annual performance-based bonus targeted at 115% of his base salary, with the ability to earn more or less depending on the achievement of certain performance goals for the particular year. In addition, Mr. Graziosi is eligible to receive long term compensation in the form of equity awards or cash with a target grant date value of $920,000 for annual awards granted in 2014 through 2016, and reimbursement for the cost of additional term life insurance, up to a maximum of $10,000 annually.

As an inducement to enter into the new employment agreement, the employment agreement provides Mr. Graziosi with annual retention and incentive awards for 2014, 2015 and 2016 equal to $125,000, $250,000 and $425,000, respectively. Additionally, Mr. Graziosi was granted 50,000 shares of restricted stock which vests as to 35% in each of the first two years and 30% in the third year, beginning on January 31, 2015.

If Mr. Graziosi’s employment is terminated by the Company without cause, he resigns for good reason or the Company does not extend the term of his employment agreement, Mr. Graziosi will be entitled to receive a lump sum payment equal to three times his annual base salary and average annual bonus (calculated over the prior three year period), accelerated vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures, a lump sum payment of his unpaid annual retention and incentive awards and continued healthcare coverage for 36 months. If Mr. Graziosi’s employment is terminated due to his death or disability, Mr. Graziosi will be entitled to receive a lump sum payment equal to two times his annual base salary and average annual bonus, pro-rata vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures and continued healthcare coverage for 60 months. If Mr. Graziosi retires, he will be entitled to receive pro-rata vesting of his unvested long-term incentive awards, provided that any performance-based awards will only vest upon attainment of the applicable performance measures, and continued healthcare coverage for 24 months. Mr. Graziosi’s receipt of any severance payments or benefits under the employment agreement is generally contingent upon his executing a general release of claims against the Company. “Good reason” under Mr. Graziosi’s employment agreement now includes a relocation of his principal place of employment more than 30 miles from its original location or a material diminution in Graziosi’s long-term incentive target.

Mr. Graziosi’s employment agreement contains a covenant pursuant to which he has agreed not to compete with the Company during the term of his employment and for 24 months following his termination for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 10 to the Credit Agreement, dated as of April 14, 2014, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers party thereto.

10.2	Employment Agreement, between Allison Transmission, Inc. and Lawrence E. Dewey, dated as of April 15, 2014

10.3	Employment Agreement, between Allison Transmission, Inc. and David S. Graziosi, dated as of April 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: April 15, 2014

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 10 to the Credit Agreement, dated as of April 14, 2014, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers party thereto.

10.2	Employment Agreement, between Allison Transmission, Inc. and Lawrence E. Dewey, dated as of April 15, 2014

10.3	Employment Agreement, between Allison Transmission, Inc. and David S. Graziosi, dated as of April 15, 2014